As filed with the Securities and Exchange Commission on April 8, 1999. Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SYKES ENTERPRISES, INCORPORATED
             (Exact name of registrant as specified in its charter)

          Florida                                         56-1383460
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


           100 North Tampa Street, Suite 3900, Tampa, Florida 33602,
                           Telephone: (813) 274-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                Scott J. Bendert
     Senior Vice President--Finance, Treasurer, and Chief Financial Officer
                         Sykes Enterprises, Incorporated
            100 North Tampa Street, Suite 3900, Tampa, Florida 33602,
                           Telephone: (813) 274-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                             Martin A. Traber, Esq.
                                 Foley & Lardner
            100 North Tampa Street, Suite 2700, Tampa, Florida 33602
                            Telephone: (813) 229-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                          CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                  Proposed             Proposed
                                                                  Maximum              Maximum
 Title of Each Class of Securities to      Amount to be        Offering Price      Aggregate Offering        Amount of
            be Registered                   Registered          Per Share(1)            Price             Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                  293,500              $28.3125           $8,309,718.75           $2,310.11
============================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices on April 7, 1999, of the Registrant's Common Stock as reported on the Nasdaq National Market.

                                   PROSPECTUS

                                 293,500 SHARES



                         SYKES ENTERPRISES, INCORPORATED

                                  COMMON STOCK




         The common stock of Sykes Enterprises, Incorporated is quoted on the Nasdaq National Market System under the symbol "SYKE." On April 7, 1999, the last reported sale price of our common stock on the Nasdaq National Market System was $28.75 per share.


                            ------------------------


         The shares of common stock offered by this prospectus will be sold from time to time by the selling shareholders named in this prospectus. Sykes will not receive any proceeds from the sale of shares by the selling shareholders.


                            ------------------------


         See "Risk Factors" beginning on Page 3 for a discussion of certain risk factors that you should consider before purchasing shares offered by this prospectus.


                            ------------------------



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                            ------------------------




                  The date of this Prospectus is April 8, 1999.

                                   THE COMPANY

         Sykes Enterprises, Incorporated ("Sykes") is a leading provider of information technology outsourcing services throughout the United States, Canada, Europe, Africa, and The Philippines. Through its 27 state-of-the-art technical support call centers ("IT call centers"), Sykes provides services to leading computer hardware and software companies by providing technical support services to end users of their products, and to major companies by providing corporate help desk and other support services. Through its staff of technical professionals, Sykes also provides software development and related services to large corporations, on a contract or temporary staffing basis, including software design, development, integration and implementation; systems support, maintenance, and documentation; foreign language translation; and software localization. Through its SHPS, Incorporated ("SHPS") subsidiary, Sykes provides on-line clinical managed care services, medical protocol products, and employee benefit administration and support services. Sykes also provides customer product services to computer hardware and software companies including design, replication, material integration, packaging and distribution. The integration of these services enables Sykes' customers to outsource a broad range of their information technology services needs to Sykes. Sykes' customers include Adobe Systems, Apple Computer, Compaq, Compuserve, Gateway, Hewlett Packard, IBM, Intel, Microsoft, and Motorola.

         In 1993, Sykes began providing technical product support to leading computer hardware and software companies through its IT call centers. From two domestic and one European IT call centers at the end of 1994, Sykes has grown to twelve domestic IT call centers, three Canadian IT call centers, and 12 overseas IT call centers as of December 1998.

         Nine of Sykes' twelve domestic IT call centers have been built by Sykes and are modeled after the same prototype, which enables Sykes to construct new IT call centers rapidly and cost effectively. Sykes' strategy of locating its domestic IT call centers in smaller communities, typically near a college or university, has enabled it to benefit from a relatively lower cost structure and a technically proficient, stable work force. The Company's domestic call centers are located in Arizona, Colorado, Florida, Kansas, Kentucky, North Dakota, Oklahoma, and Oregon. Through its IT call centers located in Canada, Sweden, The Netherlands, France, Germany, South Africa, Scotland, Ireland, and The Philippines, Sykes provides information technology support and translation services to its multinational customers. Sykes also maintains 21 branch offices located in metropolitan areas of the United States, Canada, Europe, Africa and The Philippines, giving Sykes the ability to offer a broad range of professional services on a local basis, and respond to changing market demands in each geographical area served. Each branch office is responsible for staffing the professional personnel needs of customers within its geographic region and customers referred from other branch offices based on specialized needs.

         Sykes believes that its ability to work in partnership with its customers during the life cycle of their information technology products and systems, from software design and systems implementation, through technical documentation and foreign language translation, to end-user technical product support, gives it a competitive advantage to become a preferred provider of outsourced IT services to its customers. In particular, Sykes seeks to broaden its IT outsourcing customer base in the retail, financial services, healthcare and telecommunications industries.

         In 1993, Sykes began providing technical product support to leading computer hardware and software companies through its IT call centers. From two domestic and one European IT call centers at the end of 1994, Sykes has grown to twelve domestic IT call centers, three Canadian IT call centers, and 12 overseas IT call centers as of December 1998.

         Nine of Sykes' twelve domestic IT call centers have been built by Sykes and are modeled after the same prototype, which enables Sykes to construct new IT call centers rapidly and cost effectively. Sykes' strategy of locating its domestic IT call centers in smaller communities, typically near a college or university, has enabled it to benefit from a relatively lower cost structure and a technically proficient, stable work force. The Company's domestic call centers are located in Arizona, Colorado, Florida, Kansas, Kentucky, North Dakota, Oklahoma, and Oregon. Through its IT call centers located in Canada, Sweden, The Netherlands, France, Germany, South Africa, Scotland, Ireland, and The Philippines, Sykes provides information technology support and translation services to its multinational customers. Sykes also maintains 21 branch offices located in metropolitan areas of the United States, Canada, Europe, Africa and The Philippines, giving Sykes the ability to offer a broad range of professional services on a local basis, and respond to changing market demands in each geographical area served. Each branch office is responsible for staffing the professional personnel needs of customers within its geographic region and customers referred from other branch offices based on specialized needs.

         Sykes believes that its ability to work in partnership with its customers during the life cycle of their information technology products and systems, from software design and systems implementation, through technical documentation and foreign language translation, to end-user technical product support, gives it a competitive advantage to become a preferred provider of outsourced IT services to its customers. In particular, Sykes seeks to broaden its IT outsourcing customer base in the retail, financial services, healthcare and telecommunications industries.

         Sykes believes that outsourcing by information technology companies and companies with information technology needs will continue to grow as businesses focus on their core competencies rather than nonrevenue producing activities. Additionally, rapid technological changes, significant capital requirements for state-of-the-art technology, and the need to integrate and update complex information technology systems spanning multiple generations of hardware and software components make it increasingly difficult for businesses to maintain cost-effective, quality information technology services in-house. To capitalize on this trend toward outsourcing, Sykes has developed a strategy which includes the following key elements:

   o rapidly expand information technology support services revenues through additional IT call centers in the United States and abroad;

   o market Sykes' array of services to existing customers to position Sykes as a preferred vendor of outsourced information technology support services;

   o establish a competitive advantage through Sykes proprietary, sophisticated technological capabilities; and

   o expand its customer base through strategic alliances and selective acquisitions.

         SHPS, a wholly-owned subsidiary of Sykes, provides care management services, technology solutions, customer services and outsourcing capabilities to the health care and insurance industries. Through its technology solutions and call center based operations, SHPS provides various managed care services to a large population of users interested in controlling medical loss ratios. In particular, SHPS provides utilization, demand, disease, and disability management to its target markets, which include large self-funded employers as well as traditional health insurance carriers, HMOs, integrated provider systems and third party administrators.

         Sykes also expanded its services and increased its IT call center capabilities through the introduction of electronic technical support center ("ETSC") services that integrate hardware and software diagnostics with call avoidance capabilities. Sykes' ETSC diagnostic tools provide a comprehensive solution for end users of computer hardware and software products. Through its ETSC services, end users can (i) work with a Sykes call center agent to expedite problem resolution utilizing communications protocols that allow for voice and data communications over a single telephone line, (ii) forward a request for assistance from a Sykes call center agent via the internet, or (iii) diagnose and solve their technical hardware or software problems without the assistance of a Sykes call center agent. Sykes believes that its ETSC services will provide it direct access to broader markets, including post-warranty support services for home and small business users.

         Sykes' principal executive offices are located at 100 North Tampa Street, Suite 3900, Tampa, Florida 33602, and its telephone number is (813) 274-1000.

                                  RISK FACTORS

         An investment in the common stock involves certain risks. You should carefully consider the following factors, in addition to the other information included in or incorporated by reference into this prospectus before investing in the shares.

         This prospectus and documents incorporated into this prospectus by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are highly dependent upon a variety of important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. The words "intend," "anticipate," "believe," "estimate," "plan" and "expect" and similar expressions as they relate to Sykes identify such forward-looking statements. These forward-looking statements are based largely on Sykes' current expecta-tions and are not guarantees of future performance. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation, those identified under "Risk Factors" and other risks and un-certainties indicated from time to time in Sykes' filings with the SEC.
Actual results could differ materially from the forward-looking statements.

Potential Difficulties in Integrating Recent Acquisitions And Identifying, Consummating and Integrating Future Acquisitions

         Sykes has completed nine acquisitions since January 1, 1997, with three acquisitions completed during 1998. In addition, a key element of Sykes' strategy it to expand its customer base through strategic alliances and selective acquisitions. To date, Sykes has not experienced significant unforeseen difficulties in integrating any of these acquisitions. Nevertheless, each of these acquisitions has resulted in a diversion of management's attention to the integration of the acquired business. There can be no assurance that Sykes will be able to successfully integrate the operations and management of recent acquisitions and future acquisitions.

         Acquisitions involve significant risks that could have a material adverse effect on Sykes. These risks generally apply to any company that recently has completed acquisitions and include the following:

   o the diversion of management's attention to the integration of the businesses to be acquired;

   o the risk that the acquired businesses will fail to maintain the quality of services that Sykes has historically provided;

   o the need to implement financial and other systems and add management resources;

   o the risk that key employees of the acquired business will leave after the acquisition;

   o        potential liabilities of the acquired business;

   o        unforeseen difficulties in the acquired operations;

   o        adverse short-term effects on Sykes' operating results;

   o lack of success in assimilating or integrating the operations of acquired businesses with those of Sykes;

   o        the dilutive effect of the issuance of additional equity securities;

   o        the incurrence of additional debt; and

   o the amortization of goodwill and other intangible assets involved in any acquisitions that are accounted for using the purchase method of accounting.

         Sykes future growth may depend to some extent on its ability to successfully complete strategic acquisitions to expand or complement its existing operations. Therefore, Sykes intends to continue to pursue acquisitions. Sykes may not be able to identify, consummate, or successfully integrate future acquisitions. Thus, Sykes might not be able to successfully implement its acquisition strategy. Furthermore, there can be no assurance acquired entities will achieve levels of revenue and profitability or otherwise perform as expected, or be consummated on acceptable terms to enhance shareholder value. Sykes continues to monitor acquisition opportunities.

Growth Places Significant Demand On Sykes' Management And Other Resources

         Sykes has rapidly expanded its operations since it began providing information technology support services through its IT call centers in 1994 and anticipates continued growth to be driven by industry trends toward outsourcing of such services. There can not be any assurance that Sykes will be able to effectively manage its expanding operations or maintain its profitability. This growth has placed, and is expected to continue to place, significant demands on Sykes' management, information and processing systems, and internal controls. These resources could be further strained from the opening of new IT call centers and the necessity to successfully attract and retain qualified management personnel to manage the growth and operations of Sykes' business to meet such demands. Sykes intends to continue to hire new employees and develop further its financial and managerial controls and reporting systems and procedures to accommodate any future growth. Failure to expand any of the areas mentioned in an efficient manner could have a material adverse effect on Sykes' business, financial condition, and results of operation.

Rapid Technological Change

         The market for information technology services is characterized by rapid technological advances, frequent new product introductions and enhancements, and changes in customer requirements. Sykes' future success will depend in large part on its ability to service new products, platforms and rapidly changing technology. These factors will require Sykes to provide adequately trained personnel to address the increasingly sophisticated, complex and evolving needs of its customers. Its ability to capitalize on its acquisitions will depend on its ability to continually enhance software and services and adapt such software to new hardware and operating system requirements. Any failure by Sykes to anticipate or respond rapidly to technological advances, new products and enhancements, or changes in customer requirements could have a material adverse effect on Sykes' business, financial condition and results of operations.

Dependence On Key Customers

         Sykes derives a substantial portion of its revenues from a few clients. Sykes' largest ten customers accounted for approximately 42%, 40%, and 41% of its consolidated revenue for the years ended December 31, 1996, 1997, and 1998, respectively. Revenue from a single customer comprised 12% and 10% of Sykes' consolidated revenues for the years ended December 31, 1996 and 1997, respectively. No single customer accounted for 10% of revenues for the year ended December 31, 1998. Sykes' loss of (or the failure to retain a significant amount of business with) any of its key customers could have a material adverse effect on Sykes' business, financial condition and results of operations. Generally, Sykes' contracts with its customers are cancelable by the customer at any time or on short-term notice, and customers may unilaterally reduce their use of Sykes' services under such contracts without penalty. Thus, Sykes' contracts with its customers do not ensure that Sykes will generate a minimum level of revenues.

Inability To Attract And Retain Experienced Personnel May Adversely Impact Sykes' Business

         Sykes' business is labor intensive and places significant importance on its ability to recruit, train, and retain qualified technical and professional personnel. Sykes generally experiences high turnover of its personnel and is continuously required to recruit and train replacement personnel as a result of a changing and expanding work force. Additionally, demand for qualified professionals conversant with certain technologies is intense and may outstrip supply as new and additional skills are required to keep pace with evolving computer technology. Sykes' ability to locate and train employees is critical to Sykes' ability to achieve its growth objective. The inability of Sykes' to attract and retain qualified personnel or an increase in wages or other costs of attracting, training, or retaining qualified personnel could have a material adverse effect on Sykes' business, financial condition and results of operations.

Risks Associated With Rapidly Changing Technology and Reliance on Technology and Computer Systems

         Sykes' business is highly dependent on its telecommunications and computer systems, which could be interrupted by fire, hurricane, or other disaster, operating malfunction, or otherwise. The temporary or permanent loss of such systems could have a material adverse effect on Sykes' business, financial condition, and results of operations.

         Sykes has invested significantly in sophisticated and specialized telecommunications and computer technology and has focused on the application of this technology to meet its clients' needs. Sykes' failure to maintain the superiority of its telecommunications and computer technology or to respond effectively to technological changes could have a material adverse effect on Sykes' business, financial condition, and results of operation.

         Sykes anticipates that it will be necessary to continue to invest in and develop new and enhanced technology on a timely basis to maintain its competitiveness. Significant capital expenditures may be required to keep Sykes' technology up-to-date. There can be no assurance that any of Sykes' information systems will be adequate to meet its future needs or that Sykes will be able to incorporate new technology to enhance and develop its existing services. Moreover, investments in technology, including future investments in upgrades and enhancements to software, may not necessarily maintain Sykes' competitiveness. Sykes' future success will also depend in part on its ability to anticipate and develop information technology solutions which keep pace with evolving industry standards and changing client demands.

Year 2000 Risks

         Date sensitive computer applications that currently record years in two-digit, rather than four-digit, format may be unable to properly categorize and process dates occurring after December 31, 1999. This is known as the "Year 2000 Problem." To the extent the Company's software applications contain source codes that are unable to appropriately interpret the calendar year 2000, some level of modification or even possibly replacement of such applications may be necessary. Sykes has mad a preliminary determination that it should not incur significant costs to make its software programs and operating systems Year 2000 compliant. If Year 2000 related failures were to occur in Sykes' computer and operating systems, however, Sykes could incur significant, unanticipated liabilities and expenses.

         The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. In the event any third parties cannot timely provide the Company with contents, products, services or systems that are Year 2000 compliant, Sykes' services could be materially adversely affected.

         Although the Company expects its systems to be Year 2000 compliant on or before December 31, 1999, it cannot predict the outcome or the success of its efforts to become Year 2000 compliant, or that third party systems are or will be Year 2000 compliant, or that the costs required to address the Year 2000 problem, or that the impact of a failure to achieve substantial Year 2000 compliance, will not have a material adverse effect on the Company's business, financial condition or results of operations.

Dependence On Trend Toward Outsourcing

         Sykes' business and growth depend in large part on the industry trend toward outsourcing information technology services. Outsourcing means that a company contract with a third-party, such as Sykes, to provide support services. There can be no assurance that this trend will continue, as organizations may elect to perform such services themselves. A significant change in this trend could have a material adverse effect on Sykes' business, financial condition and results of operations. Additionally, there can be no assurance that Sykes' cross-selling efforts will cause its customers to purchase additional services from Sykes or adopt a single-source outsourcing approach.

Risk of Emergency Interruption of IT Call Center Operations

         Sykes' operations are dependent upon its ability to protect its IT call centers and its information databases against damages that may be caused by fire, power failure, telecommunications failures, unauthorized intrusion, computer viruses and other emergencies. Sykes has taken precautions to protect itself and its customers from events that could interrupt delivery of its services. These precautions include off-site storage of backup data, fire protection and physical security systems, rerouting of telephone calls to one or more of its other IT call centers in the event of an emergency, backup power generators and a disaster recovery plan. Sykes also maintains business interruption insurance in amounts it considers adequate. Notwithstanding such precautions, there can be no assurance that a fire, natural disaster, human error, equipment malfunction or inadequacy, or other event would not result in a prolonged interruption in Sykes' ability to provide support services to its customers. Such an event could have a material adverse effect on Sykes' business, financial condition and results of operations.

Risks Associated with International Operations and Expansion

         At December 31, 1998, Sykes' international operations were conducted from twelve IT call centers located in Sweden, The Netherlands, France, Germany, South Africa, Scotland, Ireland, and The Philippines. Revenues from foreign operations for the years ended December 31, 1996, 1997, and 1998, were 38.4%, 36.3% and 35.1% of consolidated revenues, respectively. Sykes intends to continue its international expansion. International operations are subject to certain risks common to international activities, such as changes in foreign governmental regulations, tariffs and taxes, import/export license requirements, the imposition of trade barriers, difficulties in staffing and managing foreign operations, political uncertainties, longer payment cycles, foreign exchange restrictions that could limit the repatriation of earnings, possible greater difficulties in accounts receivable collection, potentially adverse tax consequences, and economic instability.

         Sykes' conducts business in various foreign currencies and is therefore subject to the transaction exposures that arise from foreign exchange rate movements between the dates that foreign currency transactions are committed and the date that they are consummated. Sykes is also subject to certain exposures arising from the translation and consolidation of the financial results of its foreign subsidiaries. Sykes has from time to time taken limited actions to attempt to mitigate Sykes' foreign transaction exposure. However, there can be no assurance that actions taken to manage such exposure will be successful or that future changes in currency exchange rates will not have a material impact on Sykes' future operating results. Sykes does not hedge either its translation risk or its economic risk.

         There can be no assurance that one or more of such factors or other factors relating to international operations will not have a material adverse effect on Sykes' business, results of operations or financial condition.

Existence Of Substantial Competition

         The markets for Sykes' services are highly competitive, subject to rapid change, and highly fragmented. While many companies provide information technology services, Sykes believes no one company is dominant. There are numerous and varied providers of such services, including firms specializing in call center operations, temporary staffing and personnel placement companies, general management consulting firms, divisions of large hardware and software companies and niche providers of information technology services, many of whom compete in only certain markets. Sykes' competitors include many companies who may possess substantially greater resources, greater name recognition and a more established customer base than it does. In addition to Sykes' competitors, the services offered by Sykes are often provided by in-house personnel. Increased competition, the failure of Sykes to compete successfully, pricing pressures, loss of market share and loss of clients could have a material adverse effect on Sykes' business, financial condition, and results of operation.

         Many of Sykes' large customers purchase information technology services primarily from a limited number of preferred vendors. Sykes has experienced and continues to anticipate significant pricing pressure from these customers in order to remain a preferred vendor. These companies also require vendors to be able to provide services in multiple locations. Although Sykes believes it can effectively meet its customers' demands, there can be no assurance that it will be able to compete effectively with other information technology services companies. Sykes' believes that the most significant competitive factors in the sale of its services include quality, reliability of services, flexibility in tailoring services to client needs, experience, reputation, comprehensive services, integrated services and price.

Dependence On Senior Management

         The success of Sykes is largely dependent upon the efforts, direction and guidance of its senior management. Sykes' continued growth and success also depend in part on its ability to attract and retain skilled employees and managers, and on the ability of its executive officers and key employees, to manage its operations successfully. Sykes has entered into employment and non-competition agreements with its executive officers. The loss of any of Sykes' senior management or key personnel, and, in particular, John H. Sykes, Chairman of the Board and Chief Executive Officer, or its inability to attract, retain or replace key management personnel in the future, could have a material adverse effect on Sykes' business, financial condition and results of operations.

Control By Principal Shareholder and Anti-Takeover Considerations

         As of the date of this Prospectus, John H. Sykes, Sykes' Chairman of the Board and Chief Executive Officer, beneficially owned approximately 43.6% of Sykes' outstanding common stock. As a result, Mr. Sykes will be able to elect the Company's directors and determine the outcome of other matters requiring shareholder approval.

         Sykes' Board of Directors is divided into three classes serving staggered three-year terms. The staggered Board of Directors and the anti-takeover effects of certain provisions contained in the Florida Business Corporation Act and in Sykes' Articles of Incorporation and Bylaws, including the ability of the Board of Directors of Sykes to issue shares of preferred stock and to fix the rights and preferences of those shares, may have the effect of delaying, deferring or preventing an unsolicited change in the control of Sykes. This may adversely affect the market price of Sykes common stock or the ability of shareholders to participate in a transaction in which they might otherwise receive a premium for their shares.

Volatility Of Stock Price May Result In Loss Of Investment

         Sykes common stock has experienced significant volatility since Sykes' initial public offering in April 1996. Sykes believes that market prices of information technology stocks in general have experienced volatility, which could affect the market price of Sykes' common stock regardless of Sykes' financial results or performance. Sykes further believes that various factors such as general economic conditions, changes or volatility in the financial markets, closing market conditions in the information technology industry, and quarterly or annual variations in Sykes' financial results, could cause the market price of the common stock to fluctuate substantially in the future.

Future Payment Of Dividends Is Highly Unlikely

         Sykes has never declared or paid any cash dividends on its common stock. Sykes currently anticipates that all of its earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Any payments of future dividends and the amounts thereof will be dependent upon Sykes' earnings, financial requirements and other factors deemed relevant by the Board of Directors.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of shares of common stock.


                              SELLING SHAREHOLDERS

         On November 23, 1998, Sykes issued 587,000 shares of common stock to the holders of all of the outstanding capital interests ("Quotas") of TAS GmbH Nord Telemarketing und Vertriebsberatung ("TAS III") of Hanover, Germany. TAS III operates information technology call centers and is a provider of technical product support and services to numerous German industries. The shares were issued in connection with the combination of TAS III and Sykes pursuant to an Acquisition Agreement, dated November 23, 1998, among TAS III Quotasholders and Sykes. Under the terms of the Registration Rights Agreement, dated November 23, 1998, entered into among the TAS III Quotasholders and Sykes in conjunction with the consummation of the acquisition, Sykes agreed to file a registration statement under the Securities Act of 1933, as amended, to register the sale of up to 50% of the shares issued to the former TAS III Quotasholders, and to keep such registration statement effective for a period not to exceed the first anniversary date of issuance of the shares covered by this Prospectus. Accordingly, 293,500 shares of common stock covered by this Prospectus are being offered for sale by the former TAS III Quotasholders.

         The following table sets forth certain information concerning the selling shareholders:

                                                       Shares Beneficially                     Shares Beneficially
                                                           Owned Prior           Number of         Owned After
                                                         to the Offering           Shares          The Offering
                                                       -------------------         Being       -------------------
                                                       Number     Percent         Offered      Number    Percent
                                                       ------     -------        --------      ------    -------

Stockmann, Georg J. (1) .............................  528,300       *            264,150      264,150      *
Stockmann, Annette      .............................   58,700       *             29,350       29,350      *
                                                                                 --------

     Total Shares Offered............................                             293,500
                                                                                 ========

*Less than 1%.

------------------------

(1) Georg J. Stockmann is employed by Sykes as general manager of TAS III, a wholly owned subsidiary of Sykes.

                              PLAN OF DISTRIBUTION

         The shares may be sold from time to time by the selling shareholders. Such sales may be made in the over-the-counter market or on one or more exchanges, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, or to one or more underwriters for resale to the public. The shares sold may be sold in one or more of the following ways:

   o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

   o an exchange distribution in accordance with the rules of such exchange;

   o ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

   o        an underwritten public offering.

         In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale. Such broker or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         Brokers or dealers may be entitled to indemnification by Sykes and the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                       WHERE CAN WE FIND MORE INFORMATION

         This prospectus is part of a registration statement we filed with the SEC relating to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC automatically will update and supercede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the common stock:

1.   Annual Report on Form 10-K for the year ended December 31, 1998;

2.   Current Report on Form 8-K filed January 12, 1999;

3.   Current Report on Form 8-K filed January 21, 1999;

4.   Current Report on Form 8-K filed February 3, 1999;

5.   Current Report on Form 8-K/A filed March 12, 1999;

6. Proxy Statement dated April 1, 1999, for the 1999 Annual Meeting of Shareholders; and

7. The description of the common stock set forth in the Registration Statement of Form 8-A dated April 19, 1996.

         We will provide any of these filings to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these filings at no cost by writing us at 100 N. Tampa Street, Suite 3900, Tampa, Florida 33602, attention Chief Financial Officer, or by telephone at (813) 274-1000.

         You should rely only on the information provided in this prospectus or incorporated in this prospectus by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                  LEGAL MATTERS

         The validity of the shares of common stock to which this prospectus relates will be passed upon for Sykes by Foley & Lardner, Tampa, Florida. Martin A. Traber, a partner of Foley & Lardner, owns 2,250 shares of Sykes common stock.

                                     EXPERTS

         The consolidated financial statements of Sykes Enterprises, Incorporated (Sykes) at December 31, 1998, and for the year then ended, incorporated by reference in the Sykes Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Sykes Enterprises, Incorporated at December 31, 1996 and 1997, and for each of the two years in the period ended December 31, 1997, incorporated by reference in Sykes Form 10-K for the year ended December 31, 1998, in this registration statement, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon incorporated by reference therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

     No dealer, salesman, or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Sykes since the date hereof or that the information contained herein is correct as of any time subsequent to its date.




                       TABLE OF CONTENTS

                                                          Page

Sykes.................................................     2
Risk Factors .........................................     3
Use of Proceeds.......................................     8
Selling Stockholders..................................     9
Plan of Distribution..................................     9
Where We Can Find More Information....................    10
Legal Matters.........................................    11
Experts...............................................    11



--------------------------------------------------------------------------------


                         SYKES ENTERPRISES, INCORPORATED



                                 293,500 SHARES

                                  COMMON STOCK







                   -------------------------------------------

                                   PROSPECTUS

                   -------------------------------------------



--------------------------------------------------------------------------------
                                 April ___, 1999

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing.............................   $ 2,310
Accounting fees and expenses..........................................     5,000
Legal fees and expenses...............................................    10,000
Blue Sky fees and expenses (including counsel fees)...................         0
Printing expenses.....................................................     1,000
Transfer agent's and registrar's fees and expenses....................       500
Miscellaneous.........................................................     1,160
                                                                          ------
     Total............................................................   $19,000
                                                                          ======

All of the fees, costs and expenses set forth above will be paid by Sykes. Other than the SEC filing fee, all fees and expenses are estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         Sykes' Articles of Incorporation and Bylaws provide that Sykes shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, Sykes may enter into Indemnification Agreements with its directors and executive officers in which Sykes would agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

         The indemnification provided by the Florida Act and Sykes' Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

         Sykes may obtain a liability insurance policy for its directors and officers as permitted by the Florida Act, which may extend to, among other things, liability arising under the Securities Act of 1933.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number Description

4.1 Registration Rights Agreement, dated November 23, 1998, among Georg J. Stockmann, Annette Stockmann, and Sykes Enterprises, Incorporated (filed herewith)

5.1 Opinion of Foley & Lardner as to the legality of the shares of Common Stock being registered (filed herewith)

23.1 Consent of Foley & Lardner (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference)

23.2     Consent of Ernst & Young LLP (filed herewith)

23.3     Consent of PricewaterhouseCoopers L.L.P. (filed herewith)

24.1     Power of Attorney (found in Part II on Page II-4)


ITEM 17.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (5) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 8th day of April, 1999.

                              SYKES ENTERPRISES, INCORPORATED


                              By:  /s/ Scott J. Bendert
                                   ---------------------------------------------
                                   Scott J. Bendert
                                   Senior Vice President--Finance, Treasurer,
                                   and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                                Title                                Date
        ---------                                                -----                                ----

/s/ John H. Sykes                                  Chairman of the Board, President,              April 8, 1999
----------------------------------------------     Chief Executive Officer and Director
    John H. Sykes                                  (Principal Executive Officer)

/s/ Scott J. Bendert                               Senior Vice President--Finance,                April 8, 1999
----------------------------------------------     Treasurer, and Chief Financial Officer
    Scott J. Bendert                               (Principal Financial and Accounting
                                                   Officer)

/s/ Furman P. Bodenheimer, Jr.                     Director                                        April 8, 1999
----------------------------------------------
    Furman P. Bodenheimer, Jr.

/s/ Gordon H. Loetz                                Director                                        April 8, 1999
----------------------------------------------
    Gordon H. Loetz

/s/ H. Parks Helms                                 Director                                        April 8, 1999
----------------------------------------------
    H. Parks Helms

/s/ Ernest J. Milani                               Director                                        April 8, 1999
----------------------------------------------
    Ernest J. Milani

/s/ Adelaide A. Sink                               Director                                        April 8, 1999
----------------------------------------------
    Adelaide A. Sink

/s/ R. James Stroker                               Director                                        April 8, 1999
----------------------------------------------
    R. James Stroker

/s/ Iain A. Macdonald                              Director                                        April 8, 1999
----------------------------------------------
    Iain Macdonald

/s/ Linda McClintock-Greco                         Director                                        April 8, 1999
----------------------------------------------
    Linda McClintock-Greco
